UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

Secured Digital Storage Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Mexico	0-9500	85-0280415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515
(Address of Principal Executive Offices, Including Zip Code)

(630) 271-8590
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	2

Item 8.01	Other Events.	2

Signature		3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2008, Secured Digital Storage Corporation (the "Company") has modified existing letter agreements with Lawrence Malone, its President and Chief Operating Officer, Patrick Gainer, its Chief Financial Officer, and Don Hauschild, its Chief Information Officer, to eliminate the payment of salaries as discussed in Item 8.01 below, as incorporated into this Item.

Item 8.01 Other Events.

On August 12, 2008, the Board of Directors of the Company approved the immediate suspension of all salaries to all officers. Three such executives, Messrs. Malone, Gainer and Hauschild, are parties to certain employment letters and have agreed to modify or waive the provisions in such letters related to payment of salary.

On August 14, 2008, the Company terminated all non-officer employees. There were five non-officer employees in total. The Company has outstanding compensation due to such employees and may be subject to claims for such wages, including claims under the Illinois Wage Payment and Collection Act.

The Company continues to attempt to raise additional capital. No assurance can be made that these efforts will be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Digital Storage Corporation

Dated: August 18, 2008	By:	/s/ William M. Lynes
William M. Lynes,
Chief Executive Officer